Exhibit 10.84

June 17, 2014

Ridgemont Partners Management, LLC
150 North College Street, Suite 2500
Charlotte, NC 28202
Attention: Edward Balogh

Ladies and Gentlemen:

Reference is made to the Letter Agreement, dated March, 21, 2014 (the “Ridgemont Consulting Agreement”), among ServiceMaster Global Holdings, Inc. (the “Company”), The ServiceMaster Company, LLC (formerly known as The Service Master Company) (“SvM”) and Ridgemont Partners Management, LLC (“Ridgemont”).  The Ridgemont Consulting Agreement sets forth, among other things, the fees to be paid to Ridgemont by the Company and its subsidiaries for Consulting Services to be performed by Ridgemont thereunder.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ridgemont Consulting Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby acknowledge and consent to the termination of the Ridgemont Consulting Agreement pursuant to paragraph 8 thereof in connection with the completion of the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-194772) (the “IPO”), upon which the Amended and Restated Consulting Agreement, dated as of November 23, 2009, by and among the Company, SvM and Clayton, Dubilier & Rice, LLC (the “CD&R Consulting Agreement”) will be terminated.  In connection with and as consideration for the termination of the Ridgemont Consulting Agreement, the Company agrees to pay a fee of $500,000 to Ridgemont (the “Ridgemont Termination Fee”) on the closing date of the Company’s IPO.  Upon the termination of the CD&R Consulting Agreement or the consummation of the IPO, the Ridgemont Consulting Agreement will terminate, provided that, paragraph 1 thereof shall survive solely as to any portion of any Consulting Fee not paid or reimbursed prior to such termination.  The termination of the Ridgemont Consulting Agreement shall not affect the Indemnification Agreement which shall survive such termination.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state, without regard to principles of conflict of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

SERVICEMASTER GLOBAL HOLDINGS, INC.

		By:	/s/ James T. Lucke
			Name:	James T. Lucke
			Title:	Senior Vice President, General Counsel and Secretary

THE SERVICEMASTER COMPANY, LLC

		By:	/s/ James T. Lucke
			Name:	James T. Lucke
			Title:	Senior Vice President, General Counsel and Secretary

Acknowledged and agreed as of the
date first above written:

RIDGEMONT PARTNERS MANAGEMENT, LLC

By:	/s/ Edward A. Balogh, Jr.
Name: Edward A. Balogh, Jr.
Title: COO